Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
REXAHN PHARMACEUTICALS, INC.

Rexahn Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.           The name of the Corporation is Rexahn Pharmaceuticals, Inc.

2.           Article First of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended and restated in its entirety as follows:

“The name of the Corporation is Ocuphire Pharma, Inc.”

3.           This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment shall become effective as of 4:03, Eastern Time on November 5, 2020.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 5th day of November, 2020.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Douglas J. Swirsky
Name:	Douglas J. Swirsky
Title:	President and Chief Executive Officer